BYLAWS

OF

BLUEMOUNT INTERNATIONAL INC.

(a California corporation)

Adopted effective as of August 6, 2026

____________________________________________________________

ARTICLE I - OFFICES

1.1 Principal Executive Office. The principal executive office of Bluemount International Inc. (the "Corporation") shall be at such place, within or without the State of California, as the Board of Directors may from time to time determine. The Board of Directors is authorized to change the location of the principal executive office without amendment of these Bylaws.

1.2 Other Offices. The Corporation may also have offices at such other places, within or without the State of California, as the Board of Directors may from time to time designate or as the business of the Corporation may require.

ARTICLE II - SHAREHOLDERS

2.1 Annual Meeting. An annual meeting of shareholders shall be held for the election of directors and for the transaction of such other business as may properly come before the meeting, on such date and at such time as the Board of Directors may designate. If no annual meeting is held within fifteen (15) months after the last annual meeting, a shareholder or shareholders holding not less than five percent (5%) of the outstanding shares entitled to vote may call an annual meeting in accordance with Section 600 of the California Corporations Code.

2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at such meeting. A request by shareholders to call a special meeting shall be made in the manner provided by Section 601(c) of the California Corporations Code.

2.3 Place of Meetings. Meetings of shareholders shall be held at any place, within or without the State of California, designated by the Board of Directors. In the absence of such designation, meetings shall be held at the principal executive office of the Corporation. The Board of Directors may, in its sole discretion, determine that a meeting shall be held solely by means of electronic transmission or electronic video screen communication, subject to the conditions of Section 20 of the California Corporations Code.

2.4 Notice of Meetings. Written notice of each meeting of shareholders shall be given to each shareholder entitled to vote not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted; in the case of an annual meeting, the notice shall state those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice shall include the names of all persons who are nominees for election as directors at the meeting. Notice shall be given in the manner permitted by Section 601 of the California Corporations Code.

2.5 Record Date. The Board of Directors may fix a record date for the determination of shareholders entitled to notice of, or to vote at, any meeting, to give written consent to corporate action without a meeting, or to receive any dividend or distribution. The record date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, and not more than sixty (60) days before any other action. If no record date is fixed, the record date shall be determined in accordance with Section 701 of the California Corporations Code.

2.6 Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

2.7 Adjourned Meetings. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at the meeting. When a meeting is adjourned for more than forty-five (45) days, or if after adjournment a new record date is fixed, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote. Otherwise, no notice of the time and place of the adjourned meeting need be given if announced at the meeting at which the adjournment is taken.

2.8 Voting. Except as otherwise provided by the Articles of Incorporation, these Bylaws or applicable law, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote of shareholders. Any action, other than the election of directors, shall be approved by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present, provided that the shares voting affirmatively also constitute at least a majority of the required quorum.

2.9 Election of Directors; Cumulative Voting. Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Every shareholder entitled to vote at any election of directors may cumulate votes in accordance with Section 708 of the California Corporations Code, provided that no shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the commencement of voting, of that shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected. Elections need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

2.10 Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. A proxy shall be in writing or transmitted by electronic transmission in accordance with Section 705 of the California Corporations Code and shall be executed by the shareholder or the shareholder's attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. Every proxy is revocable at the pleasure of the person executing it, except as otherwise provided by law.

2.11 Action by Written Consent. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote, except as provided in Section 603(d) of the California Corporations Code with respect to the filling of a vacancy. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

2.12 Waiver of Notice. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present, and if, either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes. Attendance at a meeting shall constitute waiver of notice, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE III - DIRECTORS

3.1 Powers. Subject to the provisions of the California Corporations Code and any limitations in the Articles of Incorporation and these Bylaws, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall remain under the ultimate direction of the Board of Directors.

3.2 Number of Directors. The authorized number of directors of the Corporation shall be three (3) until changed by amendment of the Articles of Incorporation or by a Bylaw amendment duly adopted by the shareholders. Notwithstanding the foregoing, and as permitted by Section 212(a) of the California Corporations Code, if the Corporation has only one shareholder of record the authorized number of directors may be one (1) or two (2), and if the Corporation has only two shareholders of record the authorized number of directors may be two (2). No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

3.3 Election and Term of Office. Directors shall be elected at each annual meeting of shareholders and shall hold office until the next annual meeting and until a successor has been elected and qualified, subject to earlier resignation or removal. Directors need not be shareholders of the Corporation or residents of the State of California.

3.4 Vacancies. A vacancy on the Board of Directors, other than a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by the approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

3.5 Removal. Any or all of the directors may be removed without cause if the removal is approved by the outstanding shares entitled to vote, subject to the limitation set forth in Section 303(a)(1) of the California Corporations Code that no director may be removed (unless the entire board is removed) if the votes cast against removal would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes were cast. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

3.6 Resignation. Any director may resign at any time upon written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. The resignation shall take effect at the time specified in the notice or, if no time is specified, upon receipt. Acceptance of the resignation shall not be necessary to make it effective.

3.7 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

3.8 Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, any Vice President, the Secretary or any two directors. Notice of the time and place of special meetings shall be delivered personally, by telephone, or by electronic transmission at least forty-eight (48) hours before the time of the meeting, or sent by first-class mail at least four (4) days before the time of the meeting. The notice need not specify the purpose of the meeting.

3.9 Quorum and Action. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, subject to the provisions of Sections 310 and 317(e) of the California Corporations Code. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.10 Participation by Electronic Means. Directors may participate in a meeting through use of conference telephone, electronic video screen communication, or other communications equipment, provided that all directors participating can concurrently communicate with one another. Participation in a meeting by such means constitutes presence in person at that meeting.

3.11 Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing or by electronic transmission to that action. Such written consents shall be filed with the minutes of the proceedings of the Board of Directors and shall have the same force and effect as a unanimous vote of the directors.

3.12 Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. Any such committee shall have the authority of the Board of Directors to the extent provided in the resolution, subject to the limitations of Section 311 of the California Corporations Code.

3.13 Compensation. Directors and members of committees may receive such compensation and reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. Nothing herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation for that service.

ARTICLE IV - OFFICERS

4.1 Officers. The officers of the Corporation shall be a President or a Chairman of the Board, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with Section 4.2. Any number of offices may be held by the same person.

4.2 Election and Appointment. The officers of the Corporation shall be chosen by the Board of Directors and shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment. The Board of Directors may empower the President to appoint such other officers and agents as the business of the Corporation may require.

4.3 Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors at any time or, in the case of an officer appointed by the President under Section 4.2, by the President. Any officer may resign at any time upon written notice to the Corporation. Any removal or resignation is without prejudice to the rights, if any, of the Corporation or the officer under any contract of employment.

4.4 Chairman of the Board. The Chairman of the Board, if such an officer is elected, shall preside at meetings of the Board of Directors and shall exercise such other powers and perform such other duties as may be assigned by the Board of Directors or prescribed by these Bylaws. If there is no President, the Chairman of the Board shall also be the chief executive officer of the Corporation.

4.5 President. Subject to the control of the Board of Directors, the President shall be the chief executive officer of the Corporation and shall have general supervision, direction and control of the business and affairs of the Corporation. The President shall preside at all meetings of the shareholders and, in the absence of a Chairman of the Board, at all meetings of the Board of Directors, and shall have the general powers and duties of management usually vested in the office of president of a corporation.

4.6 Secretary. The Secretary shall keep, or cause to be kept, a book of minutes of all meetings and actions of the shareholders, the Board of Directors and committees of the Board of Directors, and shall keep, or cause to be kept, at the principal executive office of the Corporation a record of its shareholders. The Secretary shall give, or cause to be given, notice of all meetings required to be given under these Bylaws or by law, shall keep the seal of the Corporation, if any, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

4.7 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the properties and business transactions of the Corporation. The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors, shall render to the President and the Board of Directors such statements of the financial condition of the Corporation as may be requested, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE V - SHARES

5.1 Certificates; Uncertificated Shares. The Corporation may issue shares in certificated or uncertificated form. Certificates for shares shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Chief Financial Officer, the Secretary or an Assistant Secretary, and shall state the number of shares and the class or series represented. Any signature on a certificate may be a facsimile. Shares issued in uncertificated form shall be evidenced by entry on the books of the Corporation, and the Corporation shall send to the registered owner a written statement containing the information required by Section 416(b) of the California Corporations Code.

5.2 Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation upon surrender of the certificate representing such shares properly endorsed for transfer, or upon delivery of a duly executed instruction of transfer in the case of uncertificated shares, in each case accompanied by such evidence of authority and compliance with applicable federal and state securities laws as the Corporation may reasonably require.

5.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or evidence of uncertificated shares in place of any certificate alleged to have been lost, stolen or destroyed, upon receipt of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed, and upon such indemnity or bond as the Board of Directors may require, in accordance with Section 419 of the California Corporations Code.

5.4 Record Holders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it has actual or other notice thereof, except as otherwise required by law.

5.5 No Preemptive Rights. No holder of shares of the Corporation shall have any preemptive right to subscribe for or purchase any shares or other securities of the Corporation, except as may be expressly granted by the Board of Directors by contract.

5.6 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents, transfer clerks or registrars and may require all certificates for shares to bear the signature of any of them. In the absence of such appointment, the Corporation shall act as its own transfer agent and registrar.

ARTICLE VI - INDEMNIFICATION

6.1 Indemnification of Directors and Officers. The Corporation shall indemnify each of its directors and officers, and each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by such person in connection with such proceeding, to the fullest extent permissible under Section 317 of the California Corporations Code and any other applicable law. The Corporation may, in the discretion of the Board of Directors, indemnify employees and agents of the Corporation on the same basis.

6.2 Advancement of Expenses. Expenses incurred by a director or officer in defending any proceeding described in Section 6.1 shall be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified as authorized by these Bylaws or applicable law.

6.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Corporation against any liability asserted against such person and incurred in such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under Section 317 of the California Corporations Code.

6.4 Non-Exclusivity; Contract Right. The rights conferred by this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of shareholders or disinterested directors or otherwise. The rights conferred by this Article VI shall be contract rights, shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of this Article VI shall not adversely affect any right existing at the time of such repeal or modification.

6.5 Limitation. No indemnification or advance shall be made under this Article VI in any circumstance where it appears that it would be inconsistent with any condition expressly imposed by a court in approving a settlement, or with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action, which prohibits or otherwise limits indemnification.

ARTICLE VII - RECORDS AND REPORTS

7.1 Maintenance of Records. The Corporation shall keep adequate and correct books and records of account, minutes of the proceedings of its shareholders, Board of Directors and committees of the Board of Directors, and a record of its shareholders showing the names and addresses of all shareholders and the number and class of shares held by each. Such minutes and records shall be kept either in written form or in another form capable of being converted into clearly legible tangible form.

7.2 Inspection Rights. The books and records of the Corporation shall be open to inspection by shareholders and directors to the extent, and subject to the conditions, provided in Sections 1600, 1601 and 1602 of the California Corporations Code.

7.3 Annual Report to Shareholders. The annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly waived for so long as the Corporation has fewer than one hundred (100) holders of record of its shares, determined as provided in Section 605 of the California Corporations Code. This waiver is without prejudice to any obligation of the Corporation to furnish reports or other information to shareholders, or to file reports with the United States Securities and Exchange Commission, under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, Regulation A promulgated thereunder, or any other applicable law.

7.4 Execution of Instruments. The Board of Directors may authorize any officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized, no officer, agent or employee shall have any power to bind the Corporation.

ARTICLE VIII - FISCAL YEAR

8.1 Fiscal Year. The fiscal year of the Corporation shall end on July 31 of each year, unless otherwise determined by resolution of the Board of Directors.

ARTICLE IX - AMENDMENTS

9.1 Amendment by Shareholders. These Bylaws may be adopted, amended or repealed by the affirmative vote or written consent of the holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law or the Articles of Incorporation.

9.2 Amendment by Directors. Subject to the rights of shareholders under Section 9.1, these Bylaws may be adopted, amended or repealed by the Board of Directors, except that a Bylaw amendment changing the authorized number of directors may be adopted only by the shareholders in accordance with Section 212 of the California Corporations Code.

9.3 Record of Amendments. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws. If any Bylaw is repealed, the fact of repeal and the date on which the repeal occurred shall be stated in such book.

CERTIFICATE OF SECRETARY

The undersigned, being the duly appointed and acting Secretary of Bluemount International Inc., a California corporation (the "Corporation"), hereby certifies that the foregoing Bylaws, comprising nine (9) Articles, were duly adopted as the Bylaws of the Corporation by the Board of Directors of the Corporation effective as of August 6, 2026, and that the same have not been amended or repealed and are in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of August 6, 2026.

__________________________________________

Name: David Daniel Thorpe

Title: Secretary